SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Materials Pursuant to ss.240.14a-12

                         THE ADVISORS' INNER CIRCLE FUND

                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2)           Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)           Proposed maximum aggregate value of transaction:

    (5)           Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                      STERLING CAPITAL SMALL CAP VALUE FUND


                                                                 August 25, 2006


                      YOUR IMMEDIATE ATTENTION IS REQUESTED

Dear Shareholder:

Recently we distributed Prospectus/Proxy Materials (the "Proxy Statement") regarding the Special Meeting of Shareholders of the Sterling Capital Small Cap Value Fund. This meeting, which was originally scheduled for August 9, 2006, has been adjourned with respect to the proposals to November 8, 2006 at 9:00 a.m. Eastern time at the offices of BISYS Fund Services, Inc., 100 Summer Street, Suite 1500, Boston, Massachusetts 02110. To date, our records indicate that we have not received your voting instructions. We are still accepting votes to increase shareholder participation.

For the reasons set forth in the Prospectus/Proxy Materials (the "Proxy Statement") previously delivered to you, THE FUNDS' BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

YOUR VOTE IS IMPORTANT! WE URGE YOU TO ACT PROMPTLY IN ORDER TO ALLOW THE FUND TO OBTAIN A SUFFICIENT NUMBER OF VOTES AND AVOID THE COST OF ADDITIONAL SOLICITATION. Please take a moment now to vote your shares. For your convenience, we are enclosing another proxy card along with a pre-paid postage envelope.

Choose ONE of the following methods to vote your shares:
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1.   VOTE BY TOUCH-TONE: READ THE PROXY STATEMENT. Dial the toll-free touch-tone voting number listed on your proxy card, enter the CONTROL NUMBER printed on your proxy card and follow the simple instructions. Telephone voting is available 24 hours a day, 7 days a week. THIS CALL IS TOLL-FREE. If you have received more than one proxy card, you can vote each card during the call. Each card has a different control number or, you can dial 1-877-777-3406 to speak to a live representative to register your vote.

2. VOTE VIA INTERNET: READ THE PROXY STATEMENT. Go to website listed on your proxy card, enter the CONTROL NUMBER printed on your proxy card and follow the simple instructions.

3. VOTE BY MAIL: READ THE PROXY STATEMENT. Vote, Sign and Date the enclosed proxy card and mail back using the enclosed pre-paid postage envelope. However, please try to utilize one of the two options above to register your vote, so it may be received in time for the meeting.
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             YOUR VOTE IS IMPORTANT, PLEASE VOTE YOUR SHARES TODAY!